EXHIBIT 99.1
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CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Anteon International Corporation and General Dynamics Corporation, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Anteon International Corporation stockholders to approve the transaction. Additional factors that may affect future results are contained in each company's filings with the Securities and Exchange Commission ("SEC"), including each company's Annual Report on Form 10-K for the year ended December 31, 2004, which are available at the SEC's Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.


IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Anteon International Corporation plans to file with the SEC a Proxy Statement. INVESTORS AND SECURITY HOLDERS OF ANTEON INTERNATIONAL CORPORATION ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANTEON INTERNATIONAL CORPORATION, THE PROPOSED TRANSACTION AND RELATED MATTERS. The final Proxy Statement will be mailed to stockholders of Anteon International Corporation. Investors and security holders of Anteon International Corporation will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Anteon International Corporation, without charge, at the SEC's Internet site (http://www.sec.gov). These documents may also be obtained for free from Anteon International Corporation by directing a request to Anteon International Corporation, Investor Relations, 3211 Jermantown Road, Fairfax, Virginia 22030-2801 or at Anteon International Corporation's Investor Relations page on its corporate website at www.anteon.com.


PARTICIPANTS IN SOLICITATION

Anteon International Corporation and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Anteon International Corporation's stockholders in respect of the proposed transaction. Information regarding Anteon International Corporation's participants is available in Anteon International Corporation's proxy statement, dated April 22, 2005, for its 2005 annual meeting of stockholders, which is filed with the SEC. Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.

         GENERAL DYNAMICS-ANTEON INTERNATIONAL ACQUISITION ANNOUNCEMENT
                                DECEMBER 14, 2005
                                 9:00 A.M., EDT


OPERATOR: Good morning, ladies and gentlemen. My name is Shae and I'll be your conference facilitator.

At this time I would like to welcome everyone to the General Dynamics conference call. All lines have been placed on mute to prevent any background noise.

After the speakers' remarks there will be a question-and-answer period. If you'd like to ask a question at that time, please press star-one on your telephone keypad. If you'd like to withdraw your question you may press the pound key.

It is now my pleasure to turn the floor over to your host, Ray Lewis, Staff Vice President of Investor Relations.

RAY LEWIS, STAFF VICE PRESIDENT OF INVESTOR RELATIONS, GENERAL DYNAMICS: Well thank you very much and welcome to our conference call to all of you on the phone and also in the room today.

I would like to remind people that we are likely to make some forward-looking statements during the course of our discussion today. These are our best estimates of future possibilities but they are subject to the risks inherent in any business endeavor and I would recommend that you look at our 10-Ks and 10-Qs for further discussion of that.

And with that said, I'd like to turn it over to Nick Chabraja, CEO of General Dynamics.

NICK CHABRAJA, CHIEF EXECUTIVE OFFICER, GENERAL DYNAMICS: Thank you, Ray, and good morning everyone.

As you all know by now as indicated by your presence either here or on the phone, yesterday we entered into a plan, an agreement to merge Anteon International and General Dynamics. I thought I'd give you a little bit of the prosaic financial information right up from the get-go. This is a transaction that is in cash, $55.50 per share. There's about a hundred million of net debt on the balance sheet, so that gives us a total enterprise value for the transaction of about $2.2 billion.

This transaction is, of course, subject to Anteon shareholder vote and normal regulatory approvals. And we expect that the transaction should close early in the second quarter 2006. It's possible that it - that it could be sooner. We don't anticipate any Hart-Scott-Rodino issues here. These businesses are complimentary, supplemental in many respects; they do not compete with each other. And from General Dynamics' perspective, this transaction is immediately accretive to earnings without synergies.

Anteon, as many of you may know, although as I look across this audience I see analysts who cover General Dynamics and not so many who cover Anteon - it's a splendid company that provides high-value integration and systems engineering services to customers with demanding mission service requirements.

On the financial metrics side, Anteon has a significant backlog relative to its size, about $6.6 billion. And on 85 percent of its contracts it serves as prime. 9,500 employees, significantly 6,200 of those employees hold security clearances of various kinds.

As a result of our due diligence we can give you some guidance as to what we anticipate Anteon will do. In 2006 we see sales of a little bit over $1.7 billion and an EBITDA of about $170 million. That would result in

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transaction  metrics based on 2006 anticipated  numbers of about 1.3 times sales and between 13.1 and 13.2 as a multiple of EBITDA.

What I really want to do today, that having been said, is introduce to you Joe Kampf, my colleague, Chairman and Chief Executive Officer of Anteon, to describe to you his thoughts and views as we entered into this discussion and agreement. And then I'd like to bring up Jerry DeMuro, our Executive Vice President, the group executive of Information Systems and Technology, and he'll tell you a little bit about the fit of these two splendid organizations from a General Dynamics perspective.

But first Joe.

JOE KAMPF, CHAIRMAN AND CEO, ANTEON:  Thank you, Nick.

Good morning, everyone, good morning to everyone on the call.

It's a very exciting day for me and obviously Anteon shareholders, customers and employees alike. We've articulated over the past several years our long-term goal of achieving tier one status in the federal services marketplace. We're a systems integration engineering company. We work on mission-critical systems across the globe for the Department of Defense, the Department of Homeland Security and the military intelligence community. And we compete on a daily basis with the likes of other tier one A&D companies who have a large footprint in the federal services marketplace, that being Lockheed, Northrop, CSC, SAIC, to name just a few.

And when this deal closes, as Nick indicated, together we'll be able to look those companies right in the eye. We will be tier one in what we characterize as a $150 billion federal services marketplace.

General Dynamics has a footprint but not a tier one footprint in that space. We have a very large footprint in that space comparatively speaking. And together we are a tier one and that's a very exciting future for General Dynamics.

We're a high-growth organization. We expect as part of Jerry DeMuro's organization, the IS&T organization within GD, to be able to generate a lot of synergy across GD and to bid for larger and larger opportunities within that federal services footprint. There are a lot of opportunities coming up well above the $100 million mark and probably into the billions over the years to come.

And I'm very excited personally. I bought the company with a group of investors in 1996; it was doing about $100 million in revenue. This year we'll approach $1.5 billion and that's a very exciting track record for us. Many of you may know our track record more intimately but today I'm very excited about the future. And I think our employees and customers are as well.

So with that let me turn the podium over to Jerry and he'll give you his feelings about the transaction and the future.

Thank you.

JERRY DEMURO, EXECUTIVE VICE PRESIDENT INFORMATION SYSTEMS AND TECHNOLOGY, GENERAL DYNAMICS: Good morning. Thank you, Joe.

I'm pleased to be here to speak about the opportunity to bring these two powerful organizations together and hopefully to provide you some insight into the logic behind this and the fit that we see for not only our employees but our customers, and the added value that we can bring on both sides of that equation.

As both gentlemen talked about, we see these organizations as highly complimentary to each other. In particular we have great strength today within General Dynamics in the enterprise IT section, infrastructure as well as some logistic support and field support.

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Anteon brings particular strength in the areas of enterprise architecture, the high-end skills to design those networks, to integrate those networks and software systems, as well as a very strong business in modeling, simulation and training, lifecycle support, and also in the growing market of fed outsourcing.

Joe alluded to them being a systems engineering corporation. I believe about two-thirds of Anteon's work comes through systems integrations, systems engineering, modeling and simulation. So a very strong record fits very well within the portfolio. And I'm going to show you a little later a notional model to help you get a sense of how we see these organizations fitting together.

About 90 percent of their revenue comes from those markets we consider core; DoD, the intelligence community, and homeland security. So a very good match in that regard as well, not only in the skill sets but in the markets that we wish to address.

Next slide please.

The markets in which Anteon currently participates and those that we hope to gain a growing share are healthy markets. By any estimates the budgets look like they're going to grow somewhere in the five to seven percent range but we in particular are focused on some areas that we believe are faster moving than that and Anteon brings us the ability to compete and have a greater probability of win and market share in those areas.

They bring domain expertise particularly in mission-critical systems, as Joe alluded to, which bridge that gap between our strong position that I mentioned in infrastructure and our markets in C4ISR for the war fighter as well as the intelligence community.

We strongly believe that the combination of these two organizations now gives us the breadth and scale to provide our customers with another first-tier choice out there as a competitor for these large-scale opportunities that are upcoming.

I mentioned a notional model of how we look at this. If you look at our Network Systems business, about a $1.7 billion enterprise today, primarily we have strengths in the area of IT infrastructure, network build-out, and IT support. Anteon gives us the ability to bridge that gap to the war fighter and the frontline intelligence community users by providing the mission-critical systems and integration skills that we're lacking today from our Network Systems business and gives us a nice bridge and compliment to some things that we acquired a couple of years ago with Veridian now to that C4ISR market that you see on the far right of this chart.

So that's a little bit about the rationale. We think the teams are very complimentary. We do not see much overlap. We do not see each other very often in the market space. Anteon brings some nice channels to the market that we don't have, some very large government-wide contracts - Millennia Lite. I believe Anteon has more awards under the ANSWER contract than any other participant in the fed IT space.
So we're very much looking forward to being able to exploit that.

And Anteon also brings a very innovative engine for addressing these government-wide types of contracts on a very rapid and cost-effective basis that we think when we add that to our already existing capabilities in Network Systems is going to give us an opportunity to grow even more rapidly in something that we can leverage extensively throughout our enterprise today.

Unless there are any questions of me, I will turn it back over to Ray.

UNIDENTIFIED:  Thank you.

We'd like to start the Q&A today with the audience that's present in the room and once we have finished with that we'll take questions from the telephone audience. And when we get to that point I'll ask the operator to explain how you can get into the queue.

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So we can start with questions in the room today. And by the way, wait to speak until you have a microphone so the folks on the telephone can hear your question.

SAM PEARLSTEIN, WACHOVIA: Sam Pearlstein from Wachovia, I was just wondering if you could talk a little bit about the - any margin opportunity at Anteon in terms of when we look at things going forward is there anything General Dynamics can bring to Anteon to drive those margins higher? And on a reported basis what will those margins look like when we add in the intangibles?

NICK CHABRAJA: Sam, you wouldn't be surprised at the end of the day we have plan on that - on that score. But look, this is very early to try and quantify and identify all of the synergies we see. But there are obviously cost synergies.

We have two - if you look at it from a Network Systems point of view and an Anteon point of view - two organizations that both today do well from a margin perspective. They will both be plus nine. And putting them together creates some obvious opportunities that we think we'll fully exploit.

But I think that the more exciting thing here is the marketing synergy that Jerry and Joe have attempted to explain to you. OK.

Next.

Heidi?

HEIDI WOOD, MORGAN STANLEY: Heidi Wood, Morgan Stanley. Nick, can you talk to us about any overlap on audit issues and with 39 percent of sales from the Navy at Anteon, is there any conflict of interest or any impact on GD's Navy sales?

NICK CHABRAJA: Heidi, during the course of due diligence, of course, one of the things that we wanted to take a hard look at was whether there was going to be a value detractor somewhere here from a organizational conflict of interest point of view.

I think what we've discovered is that it's quite modest and that there either exists already outstanding firewalls that are proven - time proven and that the customer is pleased with or that we have other workarounds and it's not a disabler in any respect to this transaction.

HEIDI WOOD:  I have a second question.

NICK CHABRAJA:  Yeah, go ahead.

HEIDI WOOD: The ANSWER is going to be competed again I guess in June of 2006. I guess the new program is Alliant. Can you talk about what your expectations are, how GD is going to adding to the - to the - that competition and...

NICK CHABRAJA:  Well, let's ...

HEIDI WOOD:  ... does that fold into your expectations?

NICK CHABRAJA: Let's turn this one over to the experts in this program competition, both Joe and Jerry. But Joe is really the guy on the spot so.

JOE KAMPF: Anteon is the largest holder of task order value on the ANSWER contract. We actually owned, as a single award, the predecessor contract for five years prior to ANSWER. So we have a long, established relationship with GSA and we have a tremendous customer base on ANSWER.

In fact, all of the ANSWER tasking will continue on ANSWER even after Alliant is awarded. So, A, we expect to be a prime contractor on Alliant, if I can be that bold since the RFP is not out yet, and we also

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expect to retain all of our ANSWER work.  I think  together we can build quite a bit of additional momentum because with General Dynamics and Jerry's networks and communications capabilities, a technology gap that Anteon had which is a terrific fill for us, we'll be able to pursue a lot more large, you know, hundreds of millions of dollars worth of network business and communications business which tends to be merging now with IT. And we think that Alliant will provide a platform for us to grow together.

TODD ERNST, NEUBERGER BERMAN: Todd Ernst, Neuberger Berman. Nick, in the past when we've talked about defense IT acquisitions, you've expressed concern about doing such acquisitions in that certain people work on the technology side, you know, if you lose a deal you change your business card and, you know, the guys are working for somebody else.

NICK CHABRAJA:  This is not what we're talking about here.

TODD ERNST: Right. How do - how does this - as you look at Anteon what makes you feel differently about it and how are you going to address ...

NICK CHABRAJA: You know I think that Jerry and Joe, by at least by inference if not explicitly, attempted to address that.

Joe's fine company - you know we're buying these splendid people. They work at the very highest end of the integration in this mission-systems world. This is - you know, we attach the word service to this because it is what it is, it is not product. On the other hand, let's - let's not mistake that these are mundane services to be bid and disposed of by changing a uniform. This is not that kind of work - work of the highest order of complexity where we need to achieve critical mass, both in our engineering skill set and the talent that we bring to the game.

So I - you've heard me say a lot of things about that end of the service business and you've also heard me say that I'm generally ginger about diving into the federal-Civ IT marketplace. It's not that we don't bid there, but if you notice, when we got together with a company, we got together with a company that's really focused in our core markets, as you could see. They have some fed-Civ work - Jerry, you want to add something here, or Joe, if I haven't driven it home here?

JERRY DEMURO: To reinforce Nick's point with some empirical data, Joe alluded to the success that they've had under the ANSWER contract and the long-term customer loyalty. That speaks to the domain expertise that they specifically have in the mission area of the customers and they can bring to bear on the solutions that they are providing.

This is not just straight IT services. Yes, there's an element of that certainly in what both companies currently provide to its customers. But it's that in combination with the mission expertise and integration of the software and systems that they need to complete the tasks.

So higher-end engineering talent is applied. It's, as I alluded to, 60-some percent, roughly two-thirds systems integration, systems development work. So that helps to define it. And I would point to this long-standing relationship with a number of customers and repeat business that demonstrate that there is real domain knowledge that's being applied as these customers continue to iterate their mission and evolve over time, and look at open architecture and information assurance, and how they can apply that better to the missions that they have.

That is a particular skill set as well as the modeling and simulation that we see is most attractive. And they are the people within Anteon that bring that. We are buying people primarily here and not a franchise and a platform business
- and it's that talent and domain expertise.

And I believe Anteon's track record is similar to General Dynamics in terms of employee retention as well, so we would look to continue that. As you may have noted from some of the charts we see companies with very similar cultures in terms of employee appreciation of focus on their customers. So it will be important to us and I think our track record over the last half dozen years in integrating these companies is ensuring that

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people are excited  about the work that they're  doing.  It's a number one issue with these highly talented engineers and technical people.

Number two, we provide the right kind of an environment for them to succeed and feel that they can be part of something very important and serving the customers. So we're not at all concerned on that end.

Joe, I don't know if you have anything you want to add.

JOE KAMPF: I guess I would drive this home by saying that Anteon has also been an acquirer, as many of you know. We've done nine acquisitions since 1996, and we've done a very good job of integrating them. And we understand the methodology behind retaining talent and we've done a good job of it. So we've had no flight of people talent in our acquisitions and we don't expect that we're going to see any here as we move into General Dynamics. They're very good at it, we're very good at it; we're both integrators and together we're going to create a lot of value.

We'll have some internal synergies but we'll have a lot of business synergy. And that business synergy is going to create a lot of glue for our key people.

NICK CHABRAJA: Now I want to pick up on a point that Joe just made. You know we've had an opportunity over my tour of duty to look at an awful lot of companies. Many of them have grown markedly in this space we're talking about today. They've done so through really outstanding organic growth, but also they are companies that you sometimes refer to as rollups; that is they've made a number of acquisitions.

As we looked at Anteon during the course of due diligence, you could not find the seams of the prior acquisitions. That's a very unusual phenomena from my perspective. This was seamless entity, fully integrated where there was no trace of what had gone before that was visible to anyone examining the business.

So, remarkable job and kudos to Joe and his team on the system that they've put in place to make acquisitions and fully and seamlessly integrate those businesses. It made me very fond of what I was looking at.

Howard.

Howard is getting a microphone here so we'll have a second delay.

HOWARD RUBEL, JEFFERIES & COMPANY: Hi, it's Howard Rubel at Jefferies & Company.

Nick, you brought up the word accretion. And if we kind of do it on the back of the envelope it looks like it could be on the order of a dime for '06. How does that sort of square with your thinking?

NICK CHABRAJA: If we had a full year, which we won't. If you - if you wanted to do it ...

HOWARD RUBEL:  It's in that ballpark.

NICK CHABRAJA:  Give or take.

HOWARD RUBEL:  Yes, all right.  And then actually on follow-up ...

NICK CHABRAJA:  That's pre-synergy, Howard.

HOWARD RUBEL:  Yes.

NICK CHABRAJA:  I think you're a little bit high in the first year, but OK.

HOWARD RUBEL: And then just on the merger agreement, is there a break-up fee and
....

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NICK CHABRAJA:  Yes, yes there is.

HOWARD RUBEL:  And how much?

NICK CHABRAJA:  Two percent of the purchase price.

HOWARD RUBEL:  Thank you very much.

NICK CHABRAJA:  George and then Doug.

George Shapiro and Doug Harned.

GEORGE SHAPIRO, CITIGROUP: George Shapiro, Citigroup. Nick, how much of a premium do you expect from growth in this business to justify paying, you know, 13 times EBITDA when your own stock is selling something north of eight times EBITDA?

NICK CHABRAJA: This business, George, has exhibited really stunning organic growth. And their internal plans show a range of anticipated growth organically between 12 and 15 percent. Our due diligence team believes that this is highly achievable. For the purposes of our calculation we were obviously conservative so it has some ability to outperform.

Doug.

DOUG HARNED, SANFORD BERNSTEIN: Doug Harned, Sanford Bernstein. Nick, I know you've - I believe you've looked at Anteon and others in this area before. You know why now? Why not - why didn't we see this a couple of years ago?

NICK CHABRAJA: Look at I think is a strong word because it implies that one has done some diligence. I mean we have, from a strategic planning perspective looked at most of the companies in this space. In fact, Joe and I are friends. We've many times over the years had visits, broke bread together. And a couple of years ago we began to have I'd say tentative discussion is the way I would describe them, about the potential that existed between the two organizations strategically.

I think from my perspective about that time we were deploying an awful lot of capital. We would - had done GM Canada, GM defense business and Veridian right at about that time and I think Joe was of the view that he - I should let him speak for himself - but I had the sense from talking to him that he had in his own mind some value creation opportunities in the near term that he wanted to exploit before he went on to this discussion about the creation of a tier one competitor. And we had some things to do.

So this was a natural for us to revisit as time went by. We had opportunities to speak again and you have us standing before you today.

DOUG HARNED: And presumably one of the big opportunities here is a complimentary customer base. Could you talk a little bit about what customers or even types of customers you see providing leverage to some of your business AIS, Network Systems?

NICK CHABRAJA: I'm going to let Jerry and Joe tackle that one from a customer-base perspective.

But, go ahead, guys.

JERRY DEMURO: A primary example, Doug, would be the Alliant contract. Anteon brings an incumbency, a long-standing incumbency as well as a portfolio out of ANSWER, which we believe gives us the ability to step up and to become a first tier prime on some of these government-wide contracts. There are similar programs coming down.

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And as you look at the customer behavior on many of these contracts they're looking for a solution, an offering that brings end-to-end from the front-end business consulting and business process kind of look. I'll give you an example of one that we're bidding today that if we had Anteon in the fold they could add tremendous value. We are bidding the automation of some of the census collection where we're crossing that entire gamut from revising their business practices to bringing technology to help those collectors better locate the - and identify those homes that they have to go to, the actual technology development in the handheld all the way to the collection and the infrastructure system to manage that volume of data in a secure fashion.

So it's those kinds of programs where customers are looking for us to bring end-to-end solutions that we now have the ability in-house to bring more to bear that breath.

Secondly, as Joe alluded to earlier, there is a blurring of the lines between the front line war fighter, whether that's on the Intel side or the actual individual in a Stryker or carrying a rifle. And getting that information out to the edge and the systems that have to operate seamlessly and interface whether that's Intel information or command and control information, as you look forward to what the Army's trying to do in it's transformation and all ground forces in truth, the Marines - this whole netcentricity when we talk about fast lanes and transformation fast currents within the markets, it's that netcentricity, that transformation, the global war on terror, pushing this information and collecting the information from the edge will blur those lines and give us the opportunity to better exploit that.

NICK CHABRAJA: Why don't we take a couple of questions from those on the telephone? So if there's a question on the - on the phone?

OPERATOR: Callers, at this time I would like to remind you that if you do want to ask a question please press star-one on your touch-tone phone. We'll pause for just a moment to compile the Q&A roster.

Our first question comes from Pete Skibitski from CSFB.

Please pose your question.

PETE SKIBITSKI, CSFB: Hi, Nick, just wondering - just talking about our critical mass and stuff like that, you know, Lockheed has the old IBM Federal, Northrop has Logicon, and they've done - both have a lot of other acquisitions to gain critical mass which you referred to earlier. Is this kind of the end for you guys in the IT space? Do you really have the critical mass that you need or are we going to see some more portfolio shaping from you guys to kind of build yourself up the software expertise scale?

NICK CHABRAJA: Well, I think we are where we need to be. That doesn't preclude us from making other acquisitions. You might have noticed that we picked one up yesterday, about $150 million of revenue in a - in a place where we had a little technology gap.

I think that both our Network Systems business and Anteon had active strategic planning ongoing. They each had entities that they had looked at and liked, pursued to some degree, you know, episodically and carefully. And I wouldn't be surprised if that activity continued under the General Dynamics' banner with additional resources to pursue it equally aggressively.

So I think we have achieved what all of us conclude is really splendid critical mass. That doesn't mean we don't want to make it better as we go along.

The next question on the telephone.

OPERATOR: Our next question comes from Myles Walton from CIBC World Markets. Please pose your question.

MYLES WALTON, CIBC WORLD MARKETS:  Thanks.

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Nick, Anteon looks like it's going to add about 34 percent to your IS&T payroll but only 22 percent additional sales. Is closing that productivity gap between Anteon and GD IS&T really your biggest opportunity or is there something in the nature of the work that Anteon is doing that's a little different than your core IS&T business?

NICK CHABRAJA: Myles, don't come too quickly to that pencil. You're comparing apples and oranges. If you would compare our service side of IS&T, you'd find the productivity very equivalent to Anteon's. And I'm not even prepared to tell you which is more productive but these are people businesses.

On the other side of our Information Systems and Technology business, we are product companies in addition to being engineering companies. So the productivity is very much different when you begin to manufacture product and even outsource some of that work. You just get different metrics.

So, you know, I mean, Myles, this is not a ...

MYLES WALTON:  So is it most comparable to your Network Systems business ...

NICK CHABRAJA:  Oh, absolutely, absolutely.

MYLES WALTON: And there, though, you have 6,000 employees and $1.6 billion in revenue which gets you to $270 (thousand) per employee compared to an Anteon $180 (thousand).

NICK CHABRAJA: Yes, but we're in an infrastructure business there where we work very extensively with subcontractors.

MYLES WALTON:  OK.

NICK CHABRAJA:  We manage subcontract relationships.

So it's why I tell you it's kind of, you know, it's a silly exercise when we start getting into productivity when the businesses have significant differences in the way they approach executing their charge.

MYLES WALTON:  Fair enough, thank you.

NICK CHABRAJA: One more on the - on the telephone. They're giving me the high sign that we're close to the - to the end of our time.

Go ahead.

OPERATOR:  Our next question is coming from David Strauss from UBS.

DAVID STRAUSS, UBS: Good morning. Nick, could you compare and contrast the deal a little bit with Veridian in terms of price and opportunity?

NICK CHABRAJA:  Yes.

DAVID STRAUSS: It appears like you're paying a similar price today as you did for Veridian. Obviously deal multiples in this space were much higher back a few years ago.

NICK CHABRAJA: I think as I took a rough look at parametrics - which don't mean as much to me as they do to you - but they are the tool that you have to look at, right? I mean we're looking internally at discounted cash flow analyses and other more fine measures. But from a parametric point of view, this transaction bears a striking similarity to those that resulted from the Veridian transaction.

And by the way, it looks very much like what L3 did in connection with the Titan organization. The metrics are very similar and that shouldn't surprise anybody, right?

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

So I think, you know, the way I'd summarize this is it is a full and fair price for the Anteon shareholders. Like every transaction I've ever been in, I wish I got it a buck and a half cheaper but Joe wasn't letting me off the hook. And here we have it. It's something we're very satisfied with from a General Dynamics perspective.

DAVID STRAUSS: And could you maybe just touch on the opportunity that you see as compared to Veridian and how Veridian has lived up to, you know, to the expectations that you had when you bought it?

NICK CHABRAJA: You know Veridian was an entirely different transaction. We were buying Veridian for our Advanced Information Systems business, almost exclusively in the classified world. With respect to Veridian, we saw some interesting opportunities on the cost side that were apparent and that we in fact achieved.

This is a transaction where there are more modest cost synergy opportunities. On the other hand, much more exciting market expansion and dynamic market expansion opportunities for both Anteon and General Dynamics Network Systems.

And frankly, if you were listening to Jerry and Joe, there's an opportunity here as we blur the line with what is resident in our C4 Systems business and for that matter AIS. So this is a market expansion what some people call marketing synergies play with less emphasis on cost synergies. There will be some. We'll capture them together. But that's not the driving force here.

DAVID STRAUSS:  Thank you.

NICK CHABRAJA: One more in the audience and then it's - then it's time for us to all go back to work.

George, one last - George Shapiro.

Last question goes to the quickest hand.

GEORGE SHAPIRO: Just a follow-up on the question before, I mean Anteon last - this year looks like it's growing maybe 16 percent, grew organically 14 before, and you're saying they're projecting 12 to 15. Why wouldn't that slow in the context of overall slowing budgets and, you know, kind of what do they look at to sit there and be able to forecast similar growth rates in a slowing environment?

NICK CHABRAJA: Yes, I think there's two things at work here, George. One is both we and they - Anteon - believe that we have identified currents of growth that are significantly faster than the overall budget.

The second thing is Anteon has as fine a business development organization and a system for engineering internal growth as I have seen. We think that coupled with some, you know, secret sauce, if you will, that we have ourselves is going to be a splendid thing together.

So I think this is one of those transactions where it's my hearty belief that one and one is three. I don't come to you very often saying that. You usually hear me talk about we're going to take a little cost out here there and yawn, and we'll be fine. Here's one where we're going to grow the business, grow it together. It will be exciting.

Thanks for being with us.  We appreciate your interest.

OPERATOR: Thank you. This does conclude today's teleconference. You may disconnect your lines at this time and have a wonderful day.

END

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